SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
 ☒  Soliciting Material under § 240.14a-12

SUN HEALTHCARE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sun Healthcare Group, Inc.
Schedules Special Stockholders Meeting

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

     Irvine, Calif. (Sept. 22, 2005) - Sun Healthcare Group, Inc. (NASDAQ NM: SUNH) announced today that it has scheduled a special meeting of stockholders to be held on Oct. 31, 2005, to consider a proposal to approve the acquisition of Peak Medical Corporation. Holders of record of Sun Healthcare Group's common stock at the close of business on Sept. 16, 2005, will be entitled to receive notice and vote at that meeting. Sun filed the definitive proxy materials for the meeting with the Securities and Exchange Commission on Sept. 22, 2005, and will immediately commence the mailing of those materials. The meeting will be held at the company's offices at 18831 Von Karman, Suite 400, Irvine, California 92612, at 9 a.m., local time.

About Sun Healthcare Group, Inc.

     Sun Healthcare Group, Inc., with executive offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, medical staffing through CareerStaff Unlimited, Inc., home care through SunPlus Home Health Services, Inc., and medical laboratory and mobile radiology services through SunAlliance Healthcare Services, Inc.

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     In connection with the proposed acquisition of Peak Medical Corporation, Sun has filed a definitive proxy statement and other relevant materials with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF SUN ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING RISK FACTORS, ABOUT THE PROPOSED TRANSACTION.
     The proxy statement and other relevant materials, and any other documents filed by Sun with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting Sun's investor relations department at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc., 101 Sun Avenue NW, Albuquerque, N.M. 87109. You may also read and copy any reports, statements and other information filed by Sun with the SEC at the SEC public reference room at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC's web site for further information on its public reference room.
     Sun, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Sun stockholders in favor of the proposed transactions. Information concerning Sun's directors and executive officers may be found in the documents filed by Sun with the SEC. Certain executive officers and directors of Sun may have interests in the proposed transaction that may differ from the interests of stockholders generally. Additional information regarding the participants will be contained in the proxy statement.